Rule 424(b)(3)
No. 333-100347

CNL RETIREMENT PROPERTIES, INC.

        This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 26, 2003 and the Prospectus Supplement dated October 21, 2003. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

        Information as to proposed Properties for which the Company has entered into initial commitments to acquire is presented as of October 30, 2003, and all references to commitments should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after October 30, 2003, will be reported in a subsequent Supplement.

RECENT DEVELOPMENTS

        As of October 30, 2003, the Company owned interests in 92 Properties. In addition, the Company has commitments to acquire 27 additional Properties. Substantially all of the Properties owned by the Company, and all of the Properties for which the Company has commitments to acquire, are or will be leased on a long-term, triple-net basis and are managed by Operators of retirement facilities. Of the 92 Properties owned by the Company as of October 30, 2003, 70 are operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. (formerly known as Sunrise Assisted Living, Inc.) (“Sunrise”). Sunrise (SRZ) is a NYSE listed company. Additionally, five Properties owned by the Company as of October 30, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc.

        The Board of Directors declared distributions of $0.0589 per Share to stockholders of record on November 1, 2003, payable by December 31, 2003.

THE OFFERINGS

GENERAL

        As of October 30, 2003, the Company had received subscriptions from this offering for approximately 64.9 million Shares totalling approximately $649 million in Gross Proceeds. As of October 30, 2003, the Company had received aggregate subscriptions for approximately 126 million Shares totalling approximately $1.3 billion in gross proceeds, including approximately 0.5 million Shares (approximately $5.5 million) issued pursuant to the Reinvestment Plan, from its Prior Offerings and this offering. As of October 30, 2003, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $1.1 billion. The Company used approximately $837.7 million of net offering proceeds, approximately $71.4 million in advances relating to its line of credit and approximately $230.1 million in Permanent Financing, as well as the assumption of approximately $88.5 million in bonds payable, to invest approximately $1.2 billion in 92 retirement Properties. As of October 30, 2003, the Company had repaid approximately $51.4 million in advances relating to its line of credit, had paid approximately $76.9 million in Acquisition Fees and Acquisition Expenses and had used approximately $1.1 million to redeem 0.1 million Shares of Common Stock, leaving approximately $167.8 million available to invest in Properties or Mortgage Loans.

November 12, 2003	Prospectus Dated March 26, 2003

BUSINESS

PENDING INVESTMENTS

        As of October 30, 2003, the Company had initial commitments to acquire 27 additional Properties for an aggregate purchase price of approximately $212.9 million. The 27 Properties are the Sunrise of Santa Rosa, located in Santa Rosa, California; the Dogwood Forest of Dunwoody located in Dunwoody, Georgia; 11 EdenBrook Properties (one in each of Alpharetta, Georgia; Houston, Plano and The Woodlands, Texas; Charleston, South Carolina; Huntsville, Alabama; Jacksonville and Tallahassee, Florida; Louisville, Kentucky; and two in Atlanta, Georgia); 11 EdenGardens Properties (one in each of Aiken, Columbia, Greenwood and Rock Hill, South Carolina; Arlington and Kingwood, Texas; East Concord, North Carolina; Gainesville, Florida; and Marietta, Roswell and Atlanta, Georgia); and three EdenTerrace Properties (one in each of Arlington and Kingwood, Texas; and Louisville, Kentucky). The Sunrise Property will be acquired from an affiliate of Sunrise, the Dogwood Forest Property will be acquired from 7400 Peachtree Dunwoody Rd., LLC, DBA Dogwood Forest – Dunwoody and the EdenBrook, EdenGardens and EdenTerrace Properties will be acquired from EdenCare Senior Living Services, L.P. (“EdenCare”). The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled “Business ¯ Description of Property Leases.” In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to obtain Permanent Financing of approximately $56.7 million in connection with the acquisition of ten of these Properties.

        Leases.    Set forth below are summarized terms expected to apply to the leases for each of the Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

Property	Estimated Purchase Price	Lease Term and Renewal Options	Minimum Annual Rent	Percentage Rent
Sunrise of Santa Rosa (1) (2)	$ 9,279,900	15 years; five five-year	(3)	(4)
Santa Rosa, California		renewal options
(the "Santa Rosa Property")
Existing retirement facility
Dogwood Forest of Dunwoody (5) (6) (7)	$ 5,500,000	15 years; two five-year	(8)	N/A
Dunwoody, Georgia		renewal options
(the "Dunwoody Property")
Existing retirement facility
EdenBrook of Jacksonville (9) (10)	$ 7,000,000	15 years; two ten-year	$749,700 for the first	To be determined
Jacksonville, Florida		renewal options	lease year; increases by	prior to closing
(the "Jacksonville Property")			3% each lease year
Existing retirement facility			thereafter (11) (12)
EdenBrook of Tallahassee (9) (10)	$12,000,000	15 years; two ten-year	$1,285,200 for the first	To be determined
Tallahassee, Florida		renewal options	lease year; increases by	prior to closing
(the "Tallahassee Property")			3% each lease year
Existing retirement facility			thereafter (11) (12)
EdenGardens of Gainesville (9) (10)	$ 8,000,000	15 years; two ten-year	$856,800 for the first	To be determined
Gainesville, Florida		renewal options	lease year; increases by	prior to closing
(the "Gainesville Property")			3% each lease year
Existing retirement facility			thereafter (11) (12)
EdenBrook of Alpharetta (13) (14) (15) (16)	$ 6,884,000	15 years; four five-year	$665,000 for the first	To be determined
Alpharetta, Georgia		renewal options	lease year; $700,000 for	prior to closing
(the "Alpharetta Property")			the second lease year;
Existing retirement facility			$742,700 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenBrook of Buckhead (13) (14) (15) (16)	$ 7,572,000	15 years; four five-year	$731,500 for the first	To be determined
Atlanta, Georgia		renewal options	lease year; $770,000 for	prior to closing
(the "Buckhead Property")			the second lease year;
Existing retirement facility			$816,970 for the third
lease year; increases by
3% each lease year
thereafter (11)

Property	Estimated Purchase Price	Lease Term and Renewal Options	Minimum Annual Rent	Percentage Rent
EdenBrook of Champions (13) (14) (15)	$11,801,000	15 years; four five-year	$1,140,000 for the first	To be determined
Houston, Texas		renewal options	lease year; $1,200,000 for	prior to closing
(the "Champions Property")			the second lease year;
Existing retirement facility			$1,273,200 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenBrook of Charleston (13) (14) (15) (16)	$ 9,048,000	15 years; four five-year	$874,000 for the first	To be determined
Charleston, South Carolina		renewal options	lease year; $920,000 for	prior to closing
(the "Charleston Property")			the second lease year;
Existing retirement facility			$976,120 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenBrook of Dunwoody (13) (14) (15) (17)	$ 4,819,000	15 years; four five-year	$465,500 for the first	To be determined
Atlanta, Georgia		renewal options	lease year; $490,000 for	prior to closing
(the "EdenBrook Dunwoody Property")			the second lease year;
Existing retirement facility			$519,890 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenBrook of Huntsville (13) (14) (15)	$ 9,244,000	15 years; four five-year	$893,000 for the first	To be determined
Huntsville, Alabama		renewal options	lease year; $940,000 for	prior to closing
(the "Huntsville Property")			the second lease year;
Existing retirement facility			$997,340 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenBrook of Louisville (13) (14) (15) (16)	$10,523,000	15 years; four five-year	$1,016,500 for the first	To be determined
Middletown, Kentucky		renewal options	lease year; $1,070,000 for	prior to closing
(the "EdenBrook Louisville Property")			the second lease year;
Existing retirement facility			$1,135,270 for the third
lease year; increases by
3% each lease year
thereafter (11)
3% each lease year
thereafter (11)

Property	Estimated Purchase Price	Lease Term and Renewal Options	Minimum Annual Rent	Percentage Rent
EdenBrook of Plano (13) (14) (15) (16)	$12,195,000	15 years; four five-year	$1,178,000 for the first	To be determined
Plano, Texas		renewal options	lease year; $1,240,000 for	prior to closing
(the "Plano Property")			the second lease year;
Existing retirement facility			$1,315,640 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenBrook of The Woodlands (13) (14) (15) (16)	$13,571,000	15 years; four five-year	$1,311,000 for the first	To be determined
The Woodlands, Texas		renewal options	lease year; $1,380,000 for	prior to closing
(the "Woodlands Property")			the second lease year;
Existing retirement facility			$1,464,180 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenGardens of Aiken (13) (14) (15) (16)	$ 7,376,000	15 years; four five-year	$712,500 for the first	To be determined
Aiken, South Carolina		renewal options	lease year; $750,000 for	prior to closing
(the "Aiken Property")			the second lease year;
Existing retirement facility			$795,750 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenGardens of Arlington (13) (14) (15)	$ 8,654,000	15 years; four five-year	$836,000 for the first	To be determined
Arlington, Texas		renewal options	lease year; $880,000 for	prior to closing
(the "EdenGardens Arlington Property")			the second lease year;
Existing retirement facility			$933,680 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenGardens of Columbia (13) (14) (15)	$ 4,229,000	15 years; four five-year	$408,500 for the first	To be determined
Columbia, South Carolina		renewal options	lease year; $430,000 for	prior to closing
(the "Columbia Property")			the second lease year;
Existing retirement facility			$456,230 for the third
lease year; increases by
3% each lease year
thereafter (11)
3% each lease year
thereafter (11)

Property	Estimated Purchase Price	Lease Term and Renewal Options	Minimum Annual Rent	Percentage Rent
EdenGardens of Concord (13) (14) (15) (18)	$3,835,000	15 years; four five-year	$370,500 for the first	To be determined
East Concord, North Carolina		renewal options	lease year; $390,000 for	prior to closing
(the "Concord Property")			the second lease year;
Existing retirement facility			$413,790 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenGardens of Greenwood (13) (14) (15)	$4,425,000	15 years; four five-year	$427,500 for the first	To be determined
Greenwood, South Carolina		renewal options	lease year; $450,000 for	prior to closing
(the "Greenwood Property")			the second lease year;
Existing retirement facility			$477,450 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenGardens of Kingwood (13) (14) (15)	$8,654,000	15 years; four five-year	$836,000 for the first	To be determined
Kingwood, Texas		renewal options	lease year; $880,000 for	prior to closing
(the "EdenGardens Kingwood Property")			the second lease year;
Existing retirement facility			$933,680 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenGardens of Marietta (13) (14) (15)	$4,819,000	15 years; four five-year	$465,500 for the first	To be determined
Marietta, Georgia		renewal options	lease year; $490,000 for	prior to closing
(the "Marietta Property")			the second lease year;
Existing retirement facility			$519,890 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenGardens of Rock Hill (13) (14) (15)	$6,884,000	15 years; four five-year	$665,000 for the first	To be determined
Rock Hill, South Carolina		renewal options	lease year; $700,000 for	prior to closing
(the "Rock Hill Property")			the second lease year;
Existing retirement facility			$742,700 for the third
lease year; increases by
3% each lease year
thereafter (11)

Property	Estimated Purchase Price	Lease Term and Renewal Options	Minimum Annual Rent	Percentage Rent
EdenGardens of Roswell (13) (14) (15)	$ 2,360,000	15 years; four five-year	$228,000 for the first	To be determined
Roswell, Georgia		renewal options	lease year; $240,000 for	prior to closing
(the "Roswell Property")			the second lease year;
Existing retirement facility			$254,640 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenGardens of Sandy Springs (13) (14) (15)	$ 3,245,000	15 years; four five-year	$313,500 for the first	To be determined
Atlanta, Georgia		renewal options	lease year; $330,000 for	prior to closing
(the "Sandy Springs Property")			the second lease year;
Existing retirement facility			$350,130 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenTerrace of Arlington (13) (14) (15)	$ 8,064,000	15 years; four five-year	$779,000 for the first	To be determined
Arlington, Texas		renewal options	lease year; $820,000 for	prior to closing
(the "EdenTerrace Arlington Property")			the second lease year;
Existing retirement facility			$870,020 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenTerrace of Kingwood (13) (14) (15)	$10,621,000	15 years; four five-year	$1,026,000 for the first	To be determined
Kingwood, Texas		renewal options	lease year; $1,080,000 for	prior to closing
(the "EdenTerrace Kingwood Property")			the second lease year;
Existing retirement facility			$1,145,880 for the third
lease year; increases by
3% each lease year
thereafter (11)
EdenTerrace of Louisville (13) (14) (15) (16)	$12,293,000	15 years; four five-year	$1,187,500 for the first	To be determined
Middletown, Kentucky		renewal options	lease year; $1,250,000 for	prior to closing
(the "EdenTerrace Louisville Property")			the second lease year;
Existing retirement facility			$1,326,250 for the third
lease year; increases by
3% each lease year
thereafter (11)

FOOTNOTES:

(1)	It is expected that this Property will be operated and managed by Sunrise Senior Living Services, Inc.

(2)	The lease for the Santa Rosa Property is expected to be with Twenty Pack Management Corp., which is the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties described in the section of the Prospectus Supplement entitled “Business ¯ Property Acquisitions.” The leases for the Santa Rosa Property, the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties contain or are expected to contain pooling terms, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.

(3)	Minimum annual rent is expected to be adjustable based upon the cost of debt and the Company’s cash investment in the Property. The lease rate on the Company’s cash investment is expected to be the following: 10% in the first lease year; 10.75% for the second lease year; 11% for the third lease year; 11.5% for the fourth lease year and is expected to increase by 3% each lease year thereafter. The Company expects to obtain Permanent Financing totalling approximately $4.6 million relating to the Santa Rosa Property and the lease rate related to the debt portion of the Company’s investment in the Property will be equal to the fixed interest rate on the anticipated loan.

(4)	It is expected that additional rent will be payable in an amount equal to the difference between 13.5% of the Company’s cash investment basis in the Santa Rosa Property and minimum annual rent payable each lease year until minimum annual rent exceeds 13.5% of the Company’s cash investment basis. For purposes of the additional rent calculation, the Company’s cash investment basis equals the sum of the Property’s purchase price plus closing costs, less Permanent Financing. The additional rent is expected to be payable on a quarterly basis to the extent net operating cash flow from the Property is available and will not accumulate beyond each lease year.

(5)	It is expected that this Property will be managed and operated by Sunrise Senior Living Services, Inc. and the lease will be with a wholly owned subsidiary of Solomon. Solomon is the parent company of the tenant of the Sunrise Portfolio Three Properties described in the section of the Prospectus Supplement entitled “Business ¯ Property Acquisitions.”

(6)	In connection with the Dunwoody Property, during the first three lease years, the Company may be required to fund an additional purchase price amount (the “Earnout Amount”) not to exceed $750,000, if the Property achieves certain operating performance thresholds. In the event an Earnout Amount is due, the lease will be amended and the minimum annual rent will be increased accordingly.

(7)	In regard to the Dunwoody Property, if acquired, the Company is expected to fund an additional $203,000 to convert eight existing assisted living units to Alzheimer’s and related memory disorder units, to provide additional capital improvements and to buyout existing equipment leases, and this amount will be included in the basis by which minimum annual rent is calculated.

(8)	The minimum annual rent, based on the estimated purchase price, for the Dunwoody Property is expected to be $528,120 and $634,624 for the first and second lease years, respectively, and is expected to increase by 3% each lease year thereafter. Beginning in the fourth lease year and every 36 months thereafter, the minimum annual rent is expected to be the greater of (i) the Company’s initial investment in the Dunwoody Property plus 75% of the increase in fair market value multiplied by 10.5% or (ii) the prior year’s rent increased by 3%.

(9)	It is expected that the Jacksonville, Tallahassee and Gainesville Properties, hereinafter referred to as the “EdenCare Portfolio One Properties,” will be operated and managed by affiliates of HRA. Each of these entities will be a thinly capitalized, newly formed corporation affiliated with the Advisor.

(10)	The leases for the EdenCare Portfolio One Properties are expected to be with affiliates of HRA. These leases are expected to be cross-defaulted. In addition, the leases for these Properties are expected to contain pooling terms, meaning that net operating profits with respect to all of the Properties are combined for the purpose of rental payments due under each lease.

(11)	Based upon estimated purchase price.

(12)	Beginning in the fourth lease year and every 36 months thereafter, the minimum annual rent is expected to be the greater of (i) the fair market value of the Property multiplied by 10.5% or (ii) the prior year’s rent increased by 3%.

(13)	It is expected that the Alpharetta, Buckhead, Champions, Charleston, EdenBrook Dunwoody, Huntsville, EdenBrook Louisville, Plano, Woodlands, Aiken, EdenGardens Arlington, Columbia, Concord, Greenwood, EdenGardens Kingwood, Marietta, Rock Hill, Roswell, Sandy Springs, EdenTerrace Arlington, EdenTerrace Kingwood and EdenTerrace Louisville Properties, hereinafter referred to as the “Additional EdenCare Portfolio One Properties,” will be operated and managed by Sunrise Senior Living Services, Inc.

(14)	The leases for the Additional EdenCare Portfolio One Properties are expected to be with Twenty Two Pack Management Corp., an affiliate of HRA. The leases are expected to contain pooling terms, meaning that net operating profits with respect to all the Properties are combined for the purpose of rental payments due under each lease. It is expected that the leases for the Alpharetta, Buckhead, Charleston, EdenBrook Louisville, Plano, Woodlands, Aiken, EdenGardens Kingwood, EdenTerrace Louisville and Edenterrace Kingwood will be cross-defaulted. In addition, it is expected that the leases for the Champions, Huntsville, EdenGardens Arlington, Columbia, Greenwood, Marietta, Rock Hill, Roswell, Sandy Springs and EdenTerrace Arlington will be cross-defaulted.

(15)	In connection with the Additional Edencare Portfolio One Properties, at the end of the third lease year, the Company may be required to fund an additional purchase price amount (the “Earnout Amount”) not to exceed $2,000,000, if the Properties achieve certain operating performance thresholds. In the event an Earnout Amount is due, the lease will be amended and the minimum annual rent will be increased accordingly.

(16)	In connection with the acquisition of the Alpharetta, Buckhead, Charleston, EdenBrook Louisville, Plano, Woodlands, Aiken and EdenTerrace Louisville Properties, the Company plans to borrow $45 million with a term ending the earlier of (i) three years from date of closing or (ii) November 16, 2006. It is expected that the loan will bear interest at a rate of 30-day LIBOR plus 260 to 300 basis points and will require monthly payments of interest only for the first lease year with monthly principal and interest payments due thereafter until maturity.

(17)	It is expected that the Company will assume the obligations of the current owner of the EdenBrook Dunwoody Property, under a mortgage note secured by the Property in the principal amount of approximately $4.7 million with a fixed interest rate of 8.25%. The loan is expected to require monthly payments of principal and interest through March 2038.

(18)	It is expected that the Company will assume the obligations of the current owner of the Concord Property, under a mortgage note secured by the Property in the principal amount of approximately $2.4 million with a fixed interest rate of 8.375%. The loan is expected to require monthly payments of principal and interest through November 2038.

        Santa Rosa Property. The Santa Rosa Property, which opened in May 1996, is the Sunrise of Santa Rosa, an independent living facility, located in Santa Rosa, California. The Santa Rosa Property includes 120 independent living units. The Property is located approximately two miles north of downtown Santa Rosa, California, which is 55 miles north of San Francisco.

        Dunwoody Property. The Dunwoody Property, which opened in June 2000, is the Dogwood Forest of Dunwoody, an assisted living facility, located in Dunwoody, Georgia. The Dunwoody Property includes 55 assisted living units and 11 units for residents with Alzheimer’s and related memory disorders. If the Property is acquired, the facility will convert eight units from assisted living units to Alzheimer’s and related memory disorder units. This will bring the configuration to 47 assisted living units and 19 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 15 miles north of downtown Atlanta, Georgia.

        Jacksonville Property. The Jacksonville Property, which opened in December 1999, is the EdenBrook of Jacksonville, an assisted living facility, located in Jacksonville, Florida. The Jacksonville Property includes 52 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 15 miles east of downtown Jacksonville, Florida.

        Tallahassee Property. The Tallahassee Property, which opened in December 1999, is the EdenBrook of Tallahassee, an assisted living facility, located in Tallahassee, Florida. The Tallahassee Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately three miles north of downtown Tallahassee, Florida.

        Gainesville Property. The Gainesville Property, which opened in April 2000, is the EdenGardens of Gainesville, an assisted living facility, located in Gainesville, Florida. The Gainesville Property includes 41 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately eight miles west of downtown Gainesville, Florida.

        Alpharetta Property. The Alpharetta Property, which opened in April 2000, is the EdenBrook of Alpharetta, an assisted living facility, located in Alpharetta, Georgia. The Alpharetta Property includes 48 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 23 miles north of downtown Atlanta, Georgia.

        Buckhead Property. The Buckhead Property, which opened in June 2000, is the EdenBrook of Buckhead, an assisted living facility, located in Atlanta, Georgia. The Buckhead Property includes 47 assisted living units and 26 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 12 miles north of downtown Atlanta, Georgia.

        Champions Property. The Champions Property, which opened in June 2000, is the EdenBrook of Champions, an assisted living facility, located in Houston, Texas. The Champions Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 22 miles northwest of downtown Houston, Texas.

        Charleston Property. The Charleston Property, which opened in January 2000, is the EdenBrook of Charleston, an assisted living facility, located in Charleston, South Carolina. The Charleston Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately nine miles west of downtown Charleston, South Carolina.

        EdenBrook Dunwoody Property. The EdenBrook Dunwoody Property, which opened in August 1998, is the EdenBrook of Dunwoody, an assisted living facility, located in Atlanta, Georgia. The EdenBrook Dunwoody Property includes 57 assisted living units. The Property is located approximately 16 miles north of downtown Atlanta, Georgia.

        Huntsville Property. The Huntsville Property, which opened in February 2001, is the EdenBrook of Huntsville, an assisted living facility, located in Huntsville, Alabama. The Huntsville Property includes 58 assisted living units and 30 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately three miles south of downtown Huntsville, Alabama.

        EdenBrook Louisville Property. The EdenBrook Louisville Property, which opened in June 2001, is the EdenBrook of Louisville, an assisted living facility, located in Middletown, Kentucky. The EdenBrook Louisville Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 14 miles east of downtown Louisville, Kentucky.

        Plano Property. The Plano Property, which opened in June 2000, is the EdenBrook of Plano, an assisted living facility, located in Plano, Texas. The Plano Property includes 38 assisted living units and 35 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 20 miles north of downtown Dallas, Texas.

        Woodlands Property. The Woodlands Property, which opened in August 2000, is the EdenBrook of The Woodlands, an assisted living facility, located in The Woodlands, Texas. The Woodlands Property includes 65 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 29 miles north of downtown Houston, Texas.

        Aiken Property. The Aiken Property, which opened in June 1997, is the EdenGardens of Aiken, an assisted living facility, located in Aiken, South Carolina. The Aiken Property includes 47 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 61 miles southwest of downtown Columbia, South Carolina.

        EdenGardens Arlington Property. The EdenGardens Arlington Property, which opened in October 2000, is the EdenGardens of Arlington, an assisted living facility, located in Arlington, Texas. The EdenGardens Arlington Property includes 52 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately six miles southwest of downtown Arlington, Texas.

        Columbia Property. The Columbia Property, which opened in June 1997, is the EdenGardens of Columbia, an assisted living facility, located in Columbia, South Carolina. The Columbia Property includes 38 assisted living units and ten units for residents with Alzheimer’s and related memory disorders. The Property is located approximately nine miles northwest of downtown Columbia, South Carolina.

        Concord Property. The Concord Property, which opened in June 1998, is the EdenGardens of Concord, an assisted living facility, located in Concord, North Carolina. The Concord Property includes 56 assisted living units. The Property is located approximately 26 miles northeast of downtown Charlotte, North Carolina.

        Greenwood Property. The Greenwood Property, which opened in June 1997, is the EdenGardens of Greenwood, an assisted living facility, located in Greenwood, South Carolina. The Greenwood Property includes 36 assisted living units and 12 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 74 miles west of downtown Columbia, South Carolina.

        EdenGardens Kingwood Property. The EdenGardens Kingwood Property, which opened in May 2001, is the EdenGardens of Kingwood, an assisted living facility, located in Kingwood, Texas. The EdenGardens Kingwood Property includes 42 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 23 miles northeast of downtown Houston, Texas.

        Marietta Property. The Marietta Property, which opened in December 1998, is the EdenGardens of Marietta, an assisted living facility, located in Marietta, Georgia. The Marietta Property includes 49 assisted living units and 7 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 19 miles northwest of downtown Atlanta, Georgia.

        Rock Hill Property. The Rock Hill Property, which opened in June 1997, is the EdenGardens of Rock Hill, an assisted living facility, located in Rock Hill, South Carolina. The Rock Hill Property includes 48 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 25 miles southwest of downtown Charlotte, North Carolina.

        Roswell Property. The Roswell Property, which opened in December 1998, is the EdenGardens of Roswell, an assisted living facility, located in Rosewell, Georgia. The Rosewell Property includes 42 assisted living units. The Property is located approximately 25 miles northeast of downtown Atlanta, Georgia.

        Sandy Springs Property. The Sandy Springs Property, which opened in September 1997, is the EdenGardens of Sandy Springs, an assisted living facility, located in Atlanta, Georgia. The Sandy Springs Property includes 55 assisted living units. The Property is located approximately 14 miles north of downtown Atlanta, Georgia.

        EdenTerrace Arlington Property. The EdenTerrace Arlington Property, which opened in December 2000, is the EdenTerrace of Arlington, an independent living facility, located in Arlington, Texas. The EdenTerrace Arlington Property includes 140 independent living units. The Property is located approximately six miles southwest of downtown Arlington, Texas.

        EdenTerrace Kingwood Property. The EdenTerrace Kingwood Property, which opened in April 2001, is the EdenTerrace of Kingwood, an independent living facility, located in Kingwood, Texas. The EdenTerrace Kingwood Property includes 120 independent living units. The Property is located approximately 23 miles northeast of downtown Houston, Texas.

        EdenTerrace Louisville Property. The EdenTerrace Louisville Property, which opened in June 2001, is the EdenTerrace of Louisville, an independent living facility, located in Middletown, Kentucky. The EdenTerrace Louisville Property includes 120 independent living units. The Property is located approximately 14 miles east of downtown Louisville, Kentucky.

RETIREMENT COMMUNITY BRANDS FOR PENDING INVESTMENTS

        EdenCare Brand. EdenCare owns and operates 29 senior housing communities located in Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina and Texas. EdenCare offers two types of assisted living communities: EdenBrook and EdenGardens. Both communities provide all of EdenCare’s services and amenities. EdenTerrace is an independent living community designed to be a full service senior living campus, which also offers assisted living and memory care. EdenCare communities have four primary programs, which include pet therapy, aromatherapy, life enrichment and fine dining.

BORROWINGS

        On September 9, 2003, the Company entered into a six-month, $50 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan will bear interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank’s prime rate plus 100 basis points or (ii) the Federal Funds rate plus 150 basis points, payable monthly, and will require monthly principal payments of $2.5 million until maturity. As of October 30, 2003, there were no amounts outstanding under this loan.

        On October 3, 2003, the Company entered into an initial commitment with a commercial lender for a $130 million mortgage loan collateralized by 22 Properties owned by the Company. Prior to loan closing, the Company will select a 5- or 7-year term. A fixed interest rate will be determined one week prior to closing based on a U.S. Treasury rate plus a premium that ranges from 225 basis points to 330 basis points. The Company expects to close on the mortgage loan in the fourth quarter of 2003.

        On October 9, 2003, the Company entered into an initial commitment with a commercial bank for an $8 million mortgage loan collateralized by a Property owned by the Company. Prior to loan closing, the Company will select either a 5-year term with a fixed interest rate of 6.125 percent or a 7-year term with a fixed interest rate of 6.625 percent. The Company expects to close on the loan in the fourth quarter of 2003. An Independent Director of the Company serves as chairman and chief executive officer of this commercial bank.

        On October 23, 2003, the Company obtained an $8.9 million construction loan relating to one of the Company’s Properties that is under construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property’s occupancy levels, until maturity on December 31, 2005 with all unpaid principal and interest due at that time. Concurrent with the loan closing, the Company drew $6 million to fund construction costs.